UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

MARCH 10, 2005
Date of Report (Date of earliest event reported)

LINCOLN GOLD CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	0-25827	88-0419475
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 306, 1140 Homer Street, Vancouver, BC
Vancouver, British Columbia Canada	V6B 2X6
(Address of principal executive offices)	(Zip Code)

(604) 689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Lincoln Gold Corporation (“We” or the “Company”) has entered into subscription agreements with an aggregate of fifty three investors for the purchase and sale of an aggregate of 3,158,000 units (each a “Unit”) at a price of $0.30 per Unit for total proceeds of $947,400. Each Unit is comprised of one share of common stock and one share purchase warrant (a “Warrant”). Each Warrant entitles the investor to purchase one additional share of common stock for a two year period at a price of $0.40 per share during the period from the date of issue to the date that is one year from the date of issue and at a price of $0.50 per share during the period from the date that is one year from the date of issue to the date that is two years from the date of issue. Details of the sales of the Units are provided in Item 3.02 of this Current Report on Form 8-K. By execution of the subscription agreements, we have agreed to file a registration statement with the Securities and Exchange Commission in accordance with the requirements of the Securities Act of 1933 in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants (the “Registration Statement”). We have agreed to file the Registration Statement within 120 days from the date of completion of the sale of the Units.

SECTION 3 SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

We have completed the following sales of equity securities in transactions that have not been registered under the Securities Act of 1933 (the “Act”) and that have not been reported on our previously filed periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

1.
On March 10, 2005, we completed a private placement with forty-three investors of 1,945,000 units at a price of $0.30 per unit for total proceeds of $583,500 pursuant to Rule 903 of Regulation S of the Act. Each Unit is comprised of one share of common stock and one share purchase warrant (a “Warrant”). Each Warrant entitles the investor to purchase one additional share of common stock for a two year period at a price of $0.40 per share during the period from the date of issue to the date that is one year from the date of issue and at a price of $0.50 per share during the period from the date that is one year from the date of issue to the date that is two years from the date of issue. We paid total commissions equal to $38,010 in connection with the completion of the offering. We completed the offering of the units pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the units was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. The investors represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the shares for the account or benefit of a U.S. person. The subscription agreements executed between us and the investors included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investors agreed by execution of the subscription agreement for the units: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

2.
On March 10, 2005, we completed a private placement with ten investors of 1,213,000 units at a price of $0.30 per unit for total proceeds of $363,900 pursuant to Rule 506 of Regulation D of the Act. Each Unit is comprised of one share of common stock and one share purchase warrant (a “Warrant”). Each Warrant entitles the investor to purchase one additional share of common stock for a two year period at a price of $0.40 per share during the period from the date of issue to the date that is one year from the date of issue and at a price of $0.50 per share during the period from the date that is one year from the date of issue to the date that is two years from the date of issue. We paid total commissions equal to $4,200 to a registered broker-dealer in connection with the completion of the offering. The sales were completed pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. Each investor represented to us their intent to acquire the securities for investment purposes for their own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

We have agreed to file a registration statement with the Securities and Exchange Commission in accordance with the requirements of the Securities Act of 1933 in order to register the resale by the investors of the shares and the shares issuable upon exercise of the warrants in each of the March 10, 2005 private placements of Units completed pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D (the “Registration Statement”). We have agreed to file the Registration Statement within 120 days from the date of completion of the sale of the Units.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN GOLD CORPORATION

/s/ Paul Saxton

DATE: MARCH 11, 2005	By:
PAUL SAXTON
President and Chief Executive Officer